Exhibit 2.4
    Execution Version

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (this “Amendment”), dated as of July 13, 2022, is entered into among CURO GROUP HOLDINGS CORP., a Delaware corporation (“Parent”), SUGARCANE SUB, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and FIRST HERITAGE CREDIT, LLC, a Mississippi limited liability company (the “Company”).
RECITALS:
A.    Parent, Merger Sub, the Company and Ernest L. Coward, Jr., an adult resident of Mississippi, solely in his capacity as Member Representative, entered into that certain Agreement and Plan of Merger, dated as of May 18, 2022 (the “Agreement”).
B.     Pursuant to Section 9.11 of the Agreement, Parent, Merger Sub and the Company desire to amend the Agreement as provided herein.
For and in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent, Merger Sub and the Company hereby agree as follows:
AGREEMENTS:
1.Defined Terms. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the respective meanings set forth in the Agreement.
2.Preamble. The Preamble of the Agreement is amended and replaced in its entirety to read as follows:
“This Agreement and Plan of Merger (this “Agreement”), dated as of May 18, 2022, is entered into among CURO GROUP HOLDINGS CORP., a Delaware corporation (“Parent”), SUGARCANE SUB, LLC, a Delaware limited liability company and indirect subsidiary of Parent (“Merger Sub”), FIRST HERITAGE CREDIT, LLC, a Mississippi limited liability company (the “Company”), and ERNEST L. COWARD, JR., an adult resident of Mississippi, solely in his capacity as Member Representative (“Member Representative”).”
3.Definition of Indebtedness. Section 1.01 of the Agreement is amended so that clause (c) of the definition of “Indebtedness” reads as follows:
“(c) all liabilities and obligations under leases of any First Heritage Entity required to be capitalized in accordance with GAAP, other than Leases required to be capitalized under ASC 842, specifically including those listed on Section 3.10(b) of the Disclosure Schedules and that certain SafePoint® Agreement between Loomis Armored US, LLC and the Company, dated August 15, 2012, as amended,”
4.Section 4.03 No Prior Merger Sub Operations. Section 4.03 of the Agreement is amended and replaced in its entirety to read as follows:
“Section 4.03 No Prior Merger Sub Operations. Merger Sub, which is wholly owned by Parent’s indirectly wholly owned subsidiary CURO Intermediate Holdings Corp., a Delaware corporation, was formed solely for the purpose of effecting the Merger and has

Exhibit 2.4
not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.”
5.Section 6.03(a). Section 6.03(a) of the Agreement is amended to renumber clause “(iii)” to clause “(ii)” and to change the reference to “the Company” in such clause to “Parent and Merger Sub.”
6.Sample Statement. Exhibit A-2 (Estimated Indebtedness) to the Sample Statement attached as Schedule I to the Agreement is amended so that clause (iii) of the “Type of Indebtedness” reads exactly as provided in clause (c) of the definition of “Indebtedness.”
7.Full Force and Effect. All other terms of the Agreement remain in full force and effect, and Parent, Merger Sub and the Company hereby ratify and confirm the same.
8.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
9.Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.
[Signature Page Follows]

Exhibit 2.4

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

FIRST HERITAGE CREDIT, LLC

By:	/s/ Jimmy G. Hill
Name:    Jimmy G. Hill
Title:    Chief Executive Officer

CURO GROUP HOLDINGS CORP.

By:	/s/ Donald Gayhardt
Name:    Donald F. Gayhardt
Title:    Chief Executive Officer

SUGARCANE SUB, LLC

By:	/s/ Donald Gayhardt
Name:    Donald F. Gayhardt
Title:    Chief Executive Officer

Acknowledged as having received a copy of the Amendment:

/s/ Ernest L. Coward, Jr.
ERNEST L. COWARD, JR., solely in
his capacity as Member Representative

Signature Page to First Amendment to Agreement and Plan of Merger